Exhibit 5.1

April 2, 2013

FelCor Lodging Limited Partnership
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062

Re:	FelCor Lodging Limited Partnership
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Company”), FelCor Lodging Trust Incorporated, a Maryland corporation and the sole general partner of the Company (“FelCor”), and the subsidiaries of the Company listed on Schedule I attached hereto (collectively, and together with FelCor, the “Guarantors”), in connection with the preparation and filing by the Company and the Guarantors with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $525,000,000 aggregate principal amount of 5.625% Senior Secured Notes due 2023 (the “Exchange Notes”) of the Company to be issued under an Indenture, dated as of December 17, 2012, among the Company, the Guarantors, and U.S. Bank National Association, as Trustee (the “Trustee”), as Collateral Agent and as Paying Agent (as supplemented, the “Indenture”), pursuant to an exchange offer (the “Exchange Offer”) by the Company described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 5.625% Senior Secured Notes due 2023 (the “Initial Notes”) previously issued under the Indenture and (ii) the guarantees by the Guarantors (the “Guarantees”) of the Exchange Notes pursuant to the Indenture. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of such corporate, limited liability company and partnership records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Exchange Notes will conform to the specimen thereof we have reviewed and that the Exchange Notes will be duly authenticated in accordance with the terms of the Indenture. We have also assumed the due authorization, execution, issuance and delivery of the Indenture and authentication of the Initial Notes by the authenticating agent and that the Indenture is a valid and binding obligation of the Trustee, Collateral Agent and Paying Agent, enforceable against the

FelCor Lodging Limited Partnership April 2, 2013 Page 2

Trustee, Collateral Agent and Paying Agent in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates and verbal confirmations, as applicable, of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes have been duly executed by the Company, duly authenticated by the authenticating agent in accordance with the terms of the Indenture, and issued and delivered by or on behalf of the Company in accordance with the terms of the Indenture against receipt of Initial Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will be valid and binding obligations of the Company, and (ii) the Guarantees of the Guarantors will be valid and binding obligations of the Guarantors.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.
We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the Laws of the State of New York; (ii) the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act; (iii) the Texas Business Organizations Code; and (iv) the federal securities Laws of the United States of America.

B.
With respect to FelCor, we have relied on the opinions of Miles & Stockbridge P.C. attached hereto as Exhibit A, special Maryland counsel, as to the due authorization, execution, issuance and delivery of the Indenture by FelCor and the company power and authority to guarantee the Exchange Notes by FelCor.

C.
With respect to FelCor Canada Co., we have relied on the opinions of McInnes Cooper attached hereto as Exhibit B, special Nova Scotia counsel, as to the due authorization, execution, issuance and delivery of the Indenture by FelCor Canada Co. and the company power and authority to guarantee the Exchange Notes by FelCor Canada Co.

D.
The descriptions of the opinions set forth above in Paragraphs B and C are qualified in their entirety by reference to the specific opinions, including all assumptions, exemptions, qualifications and limitations contained therein, which opinions are attached hereto as Exhibits A and B, respectively.

E.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities laws

FelCor Lodging Limited Partnership April 2, 2013 Page 3

and public policy underlying such laws with respect to rights to indemnification and contribution; and (iv) laws governing the waiver of stay, extension, or usury laws.

F.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company, the Guarantors, or any other person or any other circumstance.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I
SUBSIDIARY GUARANTORS

Name of Subsidiary Guarantor	State of Jurisdiction and Type of Entity
FelCor Canada Co.	Nova Scotia unlimited liability company
FelCor/CSS Holdings, L.P.	Delaware limited partnership
FelCor Hotel Asset Company, L.L.C.	Delaware limited liability company
FelCor Lodging Holding Company, L.L.C.	Delaware limited liability company
FelCor TRS Borrower 4, L.L.C.	Delaware limited liability company
FelCor TRS Holdings, L.L.C.	Delaware limited liability company
FelCor Copley Plaza, L.L.C.	Delaware limited liability company
FelCor Esmeralda (SPE), L.L.C.	Delaware limited liability company
FelCor St. Pete (SPE), L.L.C.	Delaware limited liability company
Los Angeles International Airport Hotel Associates, a Texas limited partnership	Texas limited partnership
Madison 237 Hotel, L.L.C.	Delaware limited liability company
Royalton 44 Hotel, L.L.C.	Delaware limited liability company
FelCor/CMB Buckhead Hotel, L.L.C.	Delaware limited liability company
FelCor/CMB Marlborough Hotel, L.L.C.	Delaware limited liability company
FelCor/CMB Orsouth Holdings, L.P.	Delaware limited partnership
FelCor S-4 Hotels (SPE), L.L.C.	Delaware limited liability company
FelCor/CMB SSF Holdings, L.P.	Delaware limited partnership
FCH/PSH, L.P.	Delaware limited partnership
FelCor Milpitas Owner, L.L.C.	Delaware limited liability company
FelCor Baton Rouge Owner, L.L.C.	Delaware limited liability company
FelCor Dallas Love Field Owner, L.L.C.	Delaware limited liability company
Myrtle Beach Owner, L.L.C.	Delaware limited liability company

EXHIBIT A

[LETTERHEAD OF MILES & STOCKBRIDGE P.C.]

April 2, 2013

FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75062-3933

Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Maryland counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $525,000,000 aggregate principal amount of the 5.625% Senior Secured Notes due 2023 (the “Exchange Notes”) to be issued by FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Partnership”), of which the Company is the sole general partner. The Exchange Notes will be issued under an Indenture, dated as of December 17, 2012 (the “Original Indenture”), among the Company, the Partnership, the parties named as Subsidiary Guarantors therein and U.S. Bank National Association, as Trustee, as Collateral Agent and as Paying Agent, as supplemented by the First Supplemental Indenture, dated as of January 7, 2013 (the Original Indenture, as so supplemented, the “Indenture”), among the Partnership, the Company, the entities named as Additional Subsidiary Guarantors therein and the Trustee and the Collateral Agent. The Exchange Notes, and the guarantees thereof to be provided under the Indenture, will be registered under the Act on the Registration Statement on Form S-4 (the “Registration Statement”) of the Partnership, the Company and the other guarantors of the Exchange Notes.

In our capacity as special Maryland counsel to the Company and for the purposes of the opinions expressed herein, we have reviewed such corporate records, certificates and documents as we deemed necessary for the purpose of the opinions expressed herein. We have relied as to certain factual matters on information obtained from public officials and officers of the Company.

In giving the opinions expressed herein, we have assumed without any inquiry or other investigation that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as certified or photostatic copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine (and those signatures of corporate representatives have the effect of binding the underlying entity), (iv) all natural persons who executed any documents that we reviewed or relied on had, at the time of such execution, legal capacity and (v) all public records reviewed by us or on our behalf are accurate and complete.

FelCor Lodging Trust Incorporated
April 2, 2013

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Vice President and Associate General Counsel was duly authorized by the Board of Directors of the Company to execute and deliver the Indenture.

3.
The Company has the corporate power to enter into, deliver and perform its obligations under the Indenture and to consummate the transactions contemplated therein, including to guarantee the Exchange Notes. The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder, including the guarantee of the Exchange Notes, have been duly authorized by the Company.

We express no opinion with respect to the laws of any jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland. We express no opinion as to the securities or “blue sky” laws of the State of Maryland. The opinions expressed herein are limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

This letter and the opinions expressed herein are being furnished by us to you solely for your benefit and may not be relied on by any other person or for any other purpose without our prior written consent; provided, however, that we understand and acknowledge that Akin Gump Strauss Hauer & Feld LLP will rely on our opinions expressed herein in providing its opinion letter to you on the date hereof for use as Exhibit 5 to the Registration Statement and we consent to that reliance.

Very truly yours,

Miles & Stockbridge P.C.

By: /s/ J.W. Thompson Webb
Principal

EXHBIT B

Anthony (Tony) M. Tam, Q.C.
Direct + 1 (902) 444 8439
anthony.tam@mcinnescooper.com

Purdy’s Wharf Tower II
1300-1969 Upper Water Street
PO Box 730
Halifax NS
Canada B3J 2V1
Tel +1 (902) 425 6500 l Fax + 1 (902) 425 6350

April 2, 2013
Our File No: AT-2796

FelCor Lodging Limited Partnership
545 E. John Carpenter Freeway, Ste 1300
Irving, Texas 75062
U.S.A.

Ladies and Gentlemen:

Re:	FelCor Lodging Limited Partnership
Registration Statement on Form S-4
FelCor Canada Co.

We have acted as counsel to FelCor Canada Co., a Nova Scotia unlimited liability company (the “Company”) in connection with the preparation and filing by FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) and the subsidiaries of the Company (the “Subsidiary Guarantors”) with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to: (i) up to $525,000,000 aggregate principal amount of 5.625% Senior Secured Notes due 2023 (the “Exchange Notes”) of the Operating Partnership to be issued under an Indenture, dated as of December 17, 2012, among the Operating Partnership , the Company, the Subsidiary Guarantors, and U.S. Bank National Association, as Trustee (the “Trustee”), as Collateral Agent and as Paying Agent (as supplemented, the “Indenture”), pursuant to an exchange offer ( the “Exchange Offer”) by the Operating Partnership described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 5.625% Senior Secured Notes due 2023 previously issued under the Indenture; and (ii) the guarantees by the Company and Subsidiary Guarantors (the “Guarantee”) of the Exchange Notes pursuant to the Indenture. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as special Nova Scotia counsel to the Company, and for the purposes of the opinions expressed herein, we have examined originals or copies of the Indenture.

New Brunswick         Newfoundland & Labrador     Nova Scotia     Prince Edward Island     mcinnescooper.com

MCINNES COOPER                                     Page 2
AT-2796
April 2, 2013

Scope of Inquiry and Applicable Law

In connection with this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein and such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

We have also examined and relied upon originals or certified copies of the following:

(a)
Resolutions adopted by the Directors of the Company, dated December 12, 2012 authorizing the execution and delivery of the “Transactional Documents”, as that term is defined in the said Directors’ Resolution, to which it is a party;

(b)	Resolutions adopted by the Directors of the Company, dated April 2, 2013 authorizing the Company to take all actions necessary or desirable to effect the Exchange Offer;

(c)	a Secretary’s Certificate of the Company, the Operating Partnership and the Subsidiary Guarantors as to various corporate and factual matters dated April 2, 2013; and

(d)	a Certificate of Status dated April 2, 2013 issued on behalf of the Registrar of Joint Stock Companies in Halifax, Nova Scotia.

The resolutions adopted by the Directors of the Company, dated December 12, 2012 and the resolutions adopted by the Directors of the Company, dated April 2, 2013 are hereinafter collectively referred to as the “Directors’ Resolutions”.

We are solicitors qualified to practice in the Province of Nova Scotia and, accordingly, the opinions expressed herein are restricted to the laws of Nova Scotia and the laws of Canada applicable in Nova Scotia.

Assumptions

In our examination, we have, with your consent, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed, with your consent, that those parties, other than the Company, have the power and capacity to enter into, execute, deliver, and perform all obligations under such documents, the due authorization of all requisite action with respect to such documents by such other parties, and the validity and binding effect of such documents upon such other parties. As to any material questions of fact, we have, with your consent, relied upon representations and certificates of officers of the Company, public officials and other appropriate persons.

MCINNES COOPER                                     Page 3
AT-2796
April 2, 2013

Opinions

Based upon the foregoing, subject to the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

1.	The Company is a duly organized and validly existing unlimited liability company in good standing under the laws of the Province of Nova Scotia, Canada.

2.
The “Authorized Officers” as defined in the Directors’ Resolutions are authorized to execute and deliver the Indenture and to perform the actions necessary to effect the Exchange Offer under the laws of the Province of Nova Scotia, Canada.

3.
The execution, delivery and performance by the Company of the Indenture and the Guarantee have been duly authorized by the Company. The Company has full corporate power and authority to execute, deliver and perform and to consummate the transactions contemplated by the Indenture, the Guarantee and the Exchange Offer.

Qualifications

The opinions expressed above are subject to the following limitations and qualifications:

(a)
a court may require the discretionary powers conferred on a party to be exercised reasonably and in good faith notwithstanding any provision to the contrary, may decline to accept as conclusive factual or legal determinations stated as conclusive by the contracting parties;

(b)
a provision in an agreement which purports to sever therefrom any provision therein which is prohibited, invalid or unenforceable under applicable law without invalidating the remainder of such provision or the remaining provisions of the agreement would be enforced only to the extent that a court determined that such prohibited, invalid or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the agreement; and

(c)	rights of indemnification and the effectiveness of terms exculpating a party from a legal liability or duty may be limited by applicable law.

Reliance Language

We understand that Akin Gump Strauss Hauer & Feld LLP will rely on our opinions expressed herein in giving their opinion letters to you on the date hereof, and we consent to that reliance.

Yours truly,

/s/ McInnes Cooper

McInnes Cooper